UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

Corebridge Financial, Inc.
 (Exact name of Registrant as Specified in Its Charter)

Delaware	001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower, Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shane Fitzsimons is taking a medical leave of absence from his duties as Executive Vice President and Chief Financial Officer of American International Group, Inc. (“AIG”).  Accordingly, on January 15, 2023, Mr. Fitzsimons notified Corebridge Financial, Inc. (the “Company”) that he will step down as a member of its Board of Directors (the “Board”), effective January 20, 2023.

Mr. Fitzsimons served as a member of the Board pursuant to a separation agreement between the Company and AIG under which AIG has the right to designate members of the Board, subject to maintaining specified ownership requirements.  Mr. Fitzsimons will be replaced in this capacity by Christopher Schaper, CEO of AIG Re, who will be elected as a director on January 20, 2023.  See the Company’s prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2022 and Form 10-Q filed with the SEC on November 9, 2023 for information regarding the Company’s related party transactions with AIG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corebridge Financial, Inc.

Date:	January 17, 2023	By:	/s/ Christina Banthin
Name: Christina Banthin Title: Chief Corporate Counsel and Corporate Secretary